SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

EVERCEL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-14919	06-1528142

(Commission File Number)	(I.R.S. Employer Identification No.)

5 Pond Park Road, Hingham, Massachusetts	02043

(Address of Principal Executive Offices)	(Zip Code)

(781) 741-8800

(Registrant's telephone number, including area code)

ITEM 9.

          Evercel, Inc. has made public its results for the three months ended March 31, 2003, on the attached press release.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2003

EVERCEL, INC. By: /s/ Garry Prime Garry Prime President

Evercel, Inc.
5 Pond Park Road
Hingham, MA 02043
Tel: (781)741-8800 Fax: (781)740-8919

Investor Contact:	Media Contact:
Anthony Kiernan	Bill Baker
Evercel	Baker Communications Group, LLC
781-741-8800	860-350-9100

  EVERCEL, INC., REPORTS 2003 FIRST QUARTER RESULTS

Hingham, Mass., May 8, 2003 - Evercel, Inc. (NASDAQ: EVRC), a developer and manufacturer of advanced rechargeable batteries, reported first quarter 2003 revenue of $89,000, compared to $152,000 in the first quarter of 2002. Net loss available to common shareholders was $817,000 or $.08 per basic and diluted loss per share compared to a loss of $637,000 or $.06 per basic and diluted loss per share in last year's first quarter.

"We continued to put our batteries into the products of potential customers during the first quarter and they continue to outshine competing batteries," said Garry Prime, president and CEO. "The high-performance characteristics of our nickel-zinc batteries are totally new to many of the OEMs we are talking to, so the process of educating and demonstrating the technology results in a longer sales cycle. Therefore, over the last three months, we placed a considerable focus on seeking out a range of business opportunities, including acquisitions that would compliment our battery business and support our efforts to bring the batteries to their full market potential. We will continue to make these efforts a priority as we head into the summer."

A conference call to discuss the first quarter results of the company has been scheduled for Thursday, May 8, 2003, at 10:00 A.M. EDT. Interested parties can listen in by calling (719) 457-2629, confirmation # 545747, before the scheduled start time. A replay version of the conference call will be available after the call at (719) 457-0820. The confirmation number to access the replay version is 545747. A live webcast of the call can be accessed from Evercel's web site at www.evercel.com.

About Evercel
Evercel, Inc. (www.evercel.com) is a manufacturer of proprietary high-performance, environmentally friendly and cost-effective nickel-zinc rechargeable batteries for a range of applications, including light electric vehicles such as scooters, bicycles, wheelchairs and other neighborhood electric vehicles, as well as other applications including trolling motors for boats, lawn mowers, and other specialized commercial products. The Company is based in Hingham, MA and operates a manufacturing facility though a Wholly Owned Foreign Enterprise in Xiamen, China.

- MORE -

Evercel First Quarter 2003 Results

This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its battery technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

(Financial tables attached)

Evercel First Quarter 2003 Results

EVERCEL, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2003	March 31, 2002

Revenues	$ 89	$ 152
Cost and expenses:
Cost of revenues	204	148
Administrative and selling expenses	598	626
Research and development	12	81

Total operating costs and expenses	814	855

Loss from operations	(725)	(703)

Interest income, net	20	44
Other income (expense), net	(7)	34
Minority interest	-	83

Loss before income taxes	(712)	(542)

Income tax expense	-	-

Net loss	(712)	(542)

Preferred stock dividends	(105)	(95)

Net loss -- common shareholders	$ (817)	$ (637)

Basic and diluted loss per share	$ (.08)	$ (.06)

Basic and diluted shares outstanding	10,422	10,391

Evercel First Quarter 2003 Results

EVERCEL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

ASSETS	March 31, 2003 (unaudited)	December 31, 2002

Current assets:
Cash and cash equivalents	$ 6,931	$ 10,377
Accounts receivable (net of allowances of $42 and $30 respectively)	41	172
Inventories	669	728
Other current assets	493	520

Total current assets	8,134	11,797

Property, plant and equipment, net	1,266	1,312
Other assets, net	2,817	2,977
Goodwill	467	-

TOTAL ASSETS	$ 12,684	$ 16,086

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 125	$ 142
Accrued liabilities	353	470

Total current liabilities	478	612

Other non-current liabilities	21	44
Note payable	2,471	-
Minority interest	-	5,005

Total liabilities	2,970	5,661

Shareholders' equity:

Preferred Stock ($0.01 par value); 1,000,000 shares authorized: 214,230 and 210,029 issued and outstanding at March 31, 2003 and December 31, 2002, respectively (with cumulative dividends at 8%).	2	2
Common Stock ($0.01 par value); 30,000,000 shares authorized: 10,422,156 and 10,422,156 issued and outstanding at March 31, 2003 and December 31, 2002, respectively.	104	104
Additional paid-in-capital	58,225	58,225
Accumulated other comprehensive income	1	-
Accumulated deficit	(48,618)	(47,906)

Total shareholders' equity	9,714	10,425

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 12,684	$ 16,086